As filed with the Securities and Exchange Commission on April 28, 1994

                                                         Registration No. 33-
______________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ______________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933

                       PIONEER-STANDARD ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

          Ohio                                           34-0907152
(State or other jurisdiction of            (I.R.S. Employer Identification No.)
incorporation or organization)

                             4800 East 131st Street
                             Cleveland, Ohio 44105
          (Address of principal executive offices, including zip code)
                             ______________________

           PIONEER-STANDARD ELECTRONICS, INC. 1991 STOCK OPTION PLAN
                            (Full title of the plan)
                             ______________________


                                                  Copy to:
John V. Goodger
Vice President, Treasurer                          William A. Papenbrock, Esq.
  and Assistant Secretary                          Calfee, Halter & Griswold
Pioneer-Standard Electronics, Inc.                 800 Superior Avenue
4800 East 131st Street                             Suite 1800
Cleveland, Ohio  44105                             Cleveland, Ohio  44114
(216) 587-3600                                     (216) 622-8200

(Name, address and telephone number, including area code, of agent for service)

                             ______________________

                         CALCULATION OF REGISTRATION FEE
- ------------------------------------------------------------------------------------
                                       Proposed             Proposed
 Title of                              maximum              maximum
securities              Amount         offering             aggregate     Amount of
  to be                 to be           price               offering     registration
registered            registered      per share (1)         price (1)        fee
- ------------------------------------------------------------------------------------

Common Shares,
without par value     500,000 shares     $26.25             $13,125,000      $4,526

____________________________________________________________________________________

(1) Estimated in accordance with Rule 457(c) solely for the purpose of calculating the registration fee and based upon the average of the high and low prices as quoted on the NASDAQ National Market System for April 26, 1994.



            THE PROSPECTUS CONTAINED HEREIN ALSO RELATES TO FORM S-8
                       REGISTRATION STATEMENT NO. 46008.

The contents of the Registration Statement on Form S-8, File No. 33-46008, registering 250,000 Common Shares under the Pioneer-Standard Electronics, Inc. 1991 Stock Option Plan, are incorporated by reference.

                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleveland, State of Ohio, on April 28, 1994.

                                 PIONEER-STANDARD ELECTRONICS, INC.


                                    By:  /s/  Preston B. Heller, Jr.
                                         ---------------------------
                                         Preston B. Heller, Jr.,
                                         Chairman of the Board

                 Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


Signature and Title                                                         Date
- -------------------                                                         ----

/s/      Preston B. Heller, Jr.   Chairman of the                   )
- -------------------------------   Board and Chief Executive         )
         Preston B. Heller, Jr.   Officer                           )
                                  (Principal Executive Officer)     )
                                                                    )
         John V. Goodger*         Vice President,                   )
- -------------------------------   Treasurer and                     )
         John V. Goodger          Assistant Secretary               )
                                  (Principal Financial Officer)     )
                                                                    )
                                                                    )
         Janice M. Margheret*     Senior Vice President             )
- -------------------------------   (Principal Accounting             )
         Janice M. Margheret      Officer)                          )
                                                                    )
                                                                    )
                                                                    )
         James L. Bayman*         Director                          )
- -------------------------------                                     )
         James L. Bayman                                            )
                                                                    )
         Frederick A. Downey*     Director                          )
- -------------------------------                                     )
         Frederick A. Downey                                        )  April 28, 1994
                                                                    )
         Victor Gelb*             Director                          )
- -------------------------------                                     )
         Victor Gelb                                                )
                                                                    )
         Gordon E. Heffern*       Director                          )
- -------------------------------                                     )
         Gordon E. Heffern                                          )
                                                                    )
         Arthur Rhein*            Director                          )
- -------------------------------                                     )
         Arthur Rhein                                               )
                                                                    )
         Edwin Z. Singer*         Director                          )
- -------------------------------                                     )
         Edwin Z. Singer                                            )
                                                                    )
         Thomas C. Sullivan*      Director                          )
- -------------------------------                                     )
         Thomas C. Sullivan                                         )
                                                                    )
         Karl E. Ware *           Director                          )
- -------------------------------                                     )
         Karl E. Ware                                               )


         *The undersigned, by signing his name hereunto, does hereby sign this Registration Statement on Form S-8 on behalf of Pioneer-Standard Electronics, Inc. and the above named officers and Directors of Pioneer-Standard Electronics, Inc. pursuant to powers of attorney executed on behalf of Pioneer-Standard Electronics, Inc. and each of such officers and Directors and filed with the Securities and Exchange Commission.


                                By /s/ Preston B. Heller, Jr.
                                ------------------------------
                                   Preston B. Heller, Jr.
                                   as Attorney-in-Fact


431/15154HFB.400

                       PIONEER-STANDARD ELECTRONICS, INC.
                                 EXHIBIT INDEX


Exhibit                                                            Sequential
Number                            Description                         Page
- ------                                                             ----------

4.1              Amended and Restated 1991 Stock Option Plan.          E-2

4.2              Form of Incentive Stock Option Agreement.              *

4.3              Form of Non-Qualified Stock Option Agreement.          *

5.1              Opinion of Calfee, Halter & Griswold regarding        E-6
                 the validity of the securities being registered.

24.1             Consents of Ernst & Young.                            E-7

24.2             Consent of Calfee, Halter & Griswold.                 E-9

25.1             Powers of Attorney and related Certified Resolution.  E-10

- ------------
*Previously filed as an exhibit to the Registration Statement on Form S-8, File No. 33-46008, filed with the SEC on February 28, 1992.


431\15154HFB.400





                                      E-1